Exhibit 99.1
Five Point Holdings, LLC Reports Third Quarter 2025 Results
Third Quarter 2025 and Recent Highlights
•Great Park Venture sold 326 homesites on 26.6 acres of land for an aggregate base purchase price of $257.7 million.
•Great Park builder sales of 187 homes during the quarter.
•Valencia builder sales of 50 homes during the quarter.
•Consolidated revenues of $13.5 million; consolidated net income of $55.7 million.
•In September 2025, our senior notes and corporate ratings were respectively upgraded to B2/B2 by Moody’s Ratings and re-affirmed at B+/B by S&P Global Ratings, and we received initial ratings of BB-/B from Fitch Ratings.
•Closed the acquisition of a 75% interest in our new land banking venture, Hearthstone Residential Holdings, LLC, for $57.6 million.
•Issued $450.0 million in new 8.000% Senior Notes due October 2030, and purchased or redeemed all of the existing $523.5 million 10.500% initial rate Senior Notes due January 2028.
•Cash and cash equivalents of $351.1 million as of September 30, 2025.
•Debt to total capitalization ratio of 16.5% and liquidity of $476.1 million as of September 30, 2025.
•On October 21, 2025, increased the total borrowing capacity under our revolving credit facility to $217.5 million and extended the maturity date to July 2029.
Irvine, CA, October 29, 2025 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its third quarter 2025 results.
Dan Hedigan, President and Chief Executive Officer, said, “I am pleased to report that Five Point delivered another strong quarter, generating consolidated net income of $55.7 million and ending the quarter with total liquidity of $476.1 million. These results demonstrate continued profitability and reflect strong execution across our platform. At the Great Park, we closed land sales to four builders totaling 326 homesites for an aggregate base purchase price of $257.7 million, further reinforcing the strength of this community. In addition, we successfully completed the acquisition of a 75% interest in our new Hearthstone land banking venture, an important milestone that will supplement our recurring fee-based revenue streams and will immediately establish a national footprint in land banking. We also took meaningful steps to enhance our capital structure, including the refinancing of our senior notes and the recent upsizing of our revolving credit facility. These actions have further strengthened our balance sheet and enhanced our ability to pursue long-term growth opportunities. We continue to monitor the evolving economic landscape and believe that moderating interest rates and persistent supply-demand imbalances will support builder interest across our communities. We continue to expect full-year 2025 consolidated net income to be in line with our 2024 results.”
Consolidated Results
Liquidity and Capital Resources
As of September 30, 2025, total liquidity of $476.1 million was comprised of cash and cash equivalents totaling $351.1 million and borrowing availability of $125.0 million under our unsecured revolving credit facility. Total capital was $2.3 billion, reflecting $3.2 billion in assets and $0.9 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended September 30, 2025
Revenues. Revenues of $13.5 million for the three months ended September 30, 2025 were primarily generated from management services.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $70.1 million for the three months ended September 30, 2025. The Great Park Venture generated net income of $201.6 million during the three months ended September 30, 2025, and our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $69.5 million.
During the three months ended September 30, 2025, the Great Park Venture sold 326 homesites on 26.6 acres of land at the Great Park Neighborhoods for an aggregate purchase price of $257.7 million. The Great Park Venture made aggregate distributions of $216.4 million to holders of Percentage Interests during the three months ended September 30, 2025. We received $81.1 million for our 37.5% Percentage Interest.

Selling, general, and administrative. Selling, general, and administrative expenses were $14.3 million for the three months ended September 30, 2025.
Net income. Consolidated net income for the quarter was $55.7 million. Net income attributable to noncontrolling interests totaled $34.6 million, resulting in net income attributable to the Company of $21.1 million. Net income attributable to noncontrolling interests primarily represents the portion of income allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income allocated to noncontrolling interests in subsequent periods.
Conference Call Information
In conjunction with this release, Five Point will host a conference call on Wednesday, October 29, 2025 at 5:00 p.m. Eastern Time. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international). A telephonic replay will be available starting approximately three hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13756805. The telephonic replay will be available until 11:59 p.m. Eastern Time on November 7, 2025.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include up to approximately 40,000 residential homes and up to approximately 23 million square feet of commercial space. Five Point is also engaged in the residential land banking business through its Hearthstone residential asset and investment management platform.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Forward-looking statements include, among others, statements that refer to: our expectations of our future home sales and/or builder sales; the impact of inflation and interest rates; our future revenues, costs and financial performance, including with respect to cash generation and profitability; future demographics and market conditions, including housing supply levels, in the areas where our communities are located; the timing and expected benefits of planned and potential transactions and acquisitions; and other statements that are not historical in nature. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.
Investor Relations:
Kim Tobler, 949-425-5211
Kim.Tobler@fivepoint.com
or
Media:
Eric Morgan, 949-349-1088
Eric.Morgan@fivepoint.com
Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUES:
Land sales	$(12)	$372	$70	$1,214
Land sales—related party	—	—	—	—
Management services—related party	12,826	16,030	32,336	75,035
Operating properties	674	611	1,712	1,891
Total revenues	13,488	17,013	34,118	78,140
COSTS AND EXPENSES:
Land sales	—	—	—	—
Management services	5,455	4,256	10,846	19,467
Operating properties	1,631	1,231	4,891	4,099
Selling, general, and administrative	14,294	11,911	44,645	37,013
Total costs and expenses	21,380	17,398	60,382	60,579
OTHER INCOME (EXPENSE):
Interest income	4,484	2,595	13,501	8,575
Loss on debt extinguishment	(1,824)	—	(1,824)	—
Miscellaneous	8	24	804	(5,857)
Total other income	2,668	2,619	12,481	2,718
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	70,137	11,987	158,721	45,071
INCOME BEFORE INCOME TAX PROVISION	64,913	14,221	144,938	65,350
INCOME TAX PROVISION	(9,199)	(1,886)	(20,062)	(8,705)
NET INCOME	55,714	12,335	124,876	56,645
LESS NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	34,643	7,579	77,201	34,841
NET INCOME ATTRIBUTABLE TO THE COMPANY	$21,071	$4,756	$47,675	$21,804

NET INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$0.30	$0.07	$0.68	$0.31
Diluted	$0.28	$0.07	$0.65	$0.31
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	69,796,339	69,279,028	69,692,349	69,192,620
Diluted	149,430,920	146,565,417	149,267,968	146,394,307
NET INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$0.00	$0.00	$0.00	$0.00
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
INVENTORIES	$2,448,353	$2,298,080
INVESTMENT IN UNCONSOLIDATED ENTITIES	168,867	185,324
PROPERTIES AND EQUIPMENT, NET	29,253	29,487
INTANGIBLE ASSET, NET—RELATED PARTY	19,863	9,037
GOODWILL	69,812	—
CASH AND CASH EQUIVALENTS	351,127	430,875
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	992	992
RELATED PARTY ASSETS	78,194	101,670
OTHER ASSETS	18,821	20,952
TOTAL	$3,185,282	$3,076,417

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$444,533	$525,737
Accounts payable and other liabilities	102,423	100,292
Related party liabilities	65,344	63,297
Deferred income tax liability, net	49,624	33,570
Payable pursuant to tax receivable agreement	173,849	173,424
Total liabilities	835,773	896,320

REDEEMABLE NONCONTROLLING INTERESTS	69,527	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: September 30, 2025—69,861,335 shares; December 31, 2024—69,369,234 shares
Class B common shares; No par value; Issued and outstanding: September 30, 2025—79,233,544 shares; December 31, 2024—79,233,544 shares
Contributed capital	599,741	593,827
Retained earnings	204,752	157,077
Accumulated other comprehensive loss	(1,450)	(1,468)
Total members’ capital	803,043	749,436
Noncontrolling interests	1,476,939	1,405,661
Total capital	2,279,982	2,155,097
TOTAL	$3,185,282	$3,076,417

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

September 30, 2025
Cash and cash equivalents	$351,127
Borrowing capacity(1)	125,000
Total liquidity	$476,127
(1) As of September 30, 2025, no borrowings or letters of credit were outstanding on the Company’s $125.0 million revolving credit facility.

Debt to Total Capitalization and Net Debt to Total Capitalization

September 30, 2025
Debt(1)	$451,500
Total capital	2,279,982
Total capitalization	$2,731,482
Debt to total capitalization	16.5%

Debt(1)	$451,500
Less: Cash and cash equivalents	351,127
Net debt	100,373
Total capital	2,279,982
Total net capitalization	$2,380,355
Net debt to total capitalization(2)	4.2%
(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company’s GAAP results.

Segment Results
The following tables reconcile the results of operations of our segments to our consolidated results for the three and nine months ended September 30, 2025 (in thousands):

	Three Months Ended September 30, 2025
	Valencia	San Francisco	Great Park	Hearthstone	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$(12)	$—	$273,072	$—	$273,060	$—	$273,060	$(273,072)	$(12)
Land sales—related party	—	—	—	—	—	—	—	—	—
Management services—related party(2)	—	—	9,432	3,394	12,826	—	12,826	—	12,826
Operating properties	498	176	—	—	674	—	674	—	674
Total revenues	486	176	282,504	3,394	286,560	—	286,560	(273,072)	13,488
COSTS AND EXPENSES:
Land sales	—	—	64,883	—	64,883	—	64,883	(64,883)	—
Management services(2)	—	—	2,714	2,741	5,455	—	5,455	—	5,455
Operating properties	1,631	—	—	—	1,631	—	1,631	—	1,631
Selling, general, and administrative	2,230	1,156	2,532	—	5,918	10,908	16,826	(2,532)	14,294
Management fees—related party	—	—	6,138	—	6,138	—	6,138	(6,138)	—
Total costs and expenses	3,861	1,156	76,267	2,741	84,025	10,908	94,933	(73,553)	21,380
OTHER INCOME (EXPENSE):
Interest income	—	3	2,115	7	2,125	4,474	6,599	(2,115)	4,484
Loss on extinguishment of debt	—	—	—	—	—	(1,824)	(1,824)	—	(1,824)
Miscellaneous	8	—	—	—	8	—	8	—	8
Total other income	8	3	2,115	7	2,133	2,650	4,783	(2,115)	2,668
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	—	—	—	174	174	415	589	69,548	70,137
SEGMENT (LOSS) PROFIT/INCOME BEFORE INCOME TAX PROVISION	(3,367)	(977)	208,352	834	204,842	(7,843)	196,999	(132,086)	64,913
INCOME TAX PROVISION	—	—	—	—	—	(9,199)	(9,199)	—	(9,199)
SEGMENT (LOSS) PROFIT/NET INCOME	$(3,367)	$(977)	$208,352	$834	$204,842	$(17,042)	$187,800	$(132,086)	$55,714

(1) Represents the removal of the Great Park Venture operating results, which are included in the Great Park segment operating results at 100% of the venture’s historical basis but are not included in our consolidated results as we account for our investment in the venture using the equity method of accounting.
After the sale of the Gateway Commercial Venture’s commercial operating assets in December 2024, the Company’s commercial segment is no longer operating. The equity in earnings from the Company’s investment in the Gateway Commercial Venture is reported within the corporate and unallocated column in the table above.
(2) The amounts for the Great Park segment represent the revenues and expenses attributable to the management company for providing services to the Great Park Venture as applicable.

	Nine Months Ended September 30, 2025
	Valencia	San Francisco	Great Park	Hearthstone	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$70	$—	$630,717	$—	$630,787	$—	$630,787	$(630,717)	$70
Land sales—related party	—	—	—	—	—	—	—	—	—
Management services—related party(2)	—	—	28,942	3,394	32,336	—	32,336	—	32,336
Operating properties	1,190	522	—	—	1,712	—	1,712	—	1,712
Total revenues	1,260	522	659,659	3,394	664,835	—	664,835	(630,717)	34,118
COSTS AND EXPENSES:
Land sales	—	—	151,121	—	151,121	—	151,121	(151,121)	—
Management services(2)	—	—	8,105	2,741	10,846	—	10,846	—	10,846
Operating properties	4,891	—	—	—	4,891	—	4,891	—	4,891
Selling, general, and administrative	8,629	3,534	7,073	—	19,236	32,482	51,718	(7,073)	44,645
Management fees—related party	—	—	21,749	—	21,749	—	21,749	(21,749)	—
Total costs and expenses	13,520	3,534	188,048	2,741	207,843	32,482	240,325	(179,943)	60,382
OTHER INCOME (EXPENSE):
Interest income	—	20	5,517	7	5,544	13,474	19,018	(5,517)	13,501
Loss on extinguishment of debt	—	—	—	—	—	(1,824)	(1,824)	—	(1,824)
Miscellaneous	804	—	—	—	804	—	804	—	804
Total other income	804	20	5,517	7	6,348	11,650	17,998	(5,517)	12,481
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	425	—	—	174	599	1,028	1,627	157,094	158,721
SEGMENT (LOSS) PROFIT/INCOME BEFORE INCOME TAX PROVISION	(11,031)	(2,992)	477,128	834	463,939	(19,804)	444,135	(299,197)	144,938
INCOME TAX PROVISION	—	—	—	—	—	(20,062)	(20,062)	—	(20,062)
SEGMENT (LOSS) PROFIT/NET INCOME	$(11,031)	$(2,992)	$477,128	$834	$463,939	$(39,866)	$424,073	$(299,197)	$124,876
(1) Represents the removal of the Great Park Venture operating results, which are included in the Great Park segment operating results at 100% of the venture’s historical basis but are not included in our consolidated results as we account for our investment in the venture using the equity method of accounting.
After the sale of the Gateway Commercial Venture’s commercial operating assets in December 2024, the Company’s commercial segment is no longer operating. The equity in earnings from the Company’s investment in the Gateway Commercial Venture is reported within the corporate and unallocated column in the table above.
(2) The amounts for the Great Park segment represent the revenues and expenses attributable to the management company for providing services to the Great Park Venture as applicable.

The table below reconciles the Great Park segment results to the equity in earnings from our investment in the Great Park Venture that is reflected in the condensed consolidated statements of operations for the three and nine months ended September 30, 2025 (in thousands):

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Segment profit from operations	$208,352	$477,128
Less net income of management company attributed to the Great Park segment	6,718	20,837
Net income of the Great Park Venture	201,634	456,291
The Company’s share of net income of the Great Park Venture	75,613	171,109
Basis difference amortization, net	(6,065)	(14,015)
Equity in earnings from the Great Park Venture	$69,548	$157,094